Exibit 99.1

FalconStor Software Announces Pricing of its Public Offering of Common Stock

AUSTIN, TX (June 21, 2021) – FalconStor Software, Inc. (the “Company” or “FalconStor”) (OTCQB: FALC), the trusted data protection technology leader modernizing backup and archival for the multi-cloud world, today announced the pricing of an underwritten registered public offering of 725,000 newly issued shares of its common stock at a public offering price of $4.10 per share, for total gross proceeds of approximately $2,972,500. The Company has also granted the underwriter of the offering a 30-day option to purchase up to 108,750 shares of common stock in the offering. The offering is expected to close on or about June 23, 2021, subject to the satisfaction of customary closing conditions.

FalconStor intends to use the net proceeds from the offering to expand marketing and distribution of its software products and supporting technology in the United States and abroad, to enhance its ongoing product development programs, to finance potential acquisitions of complementary businesses, and for working capital and general corporate purposes.

Roth Capital Partners, LLC is acting as the sole underwriter for the offering.

The offering is being made pursuant to a registration statement on Form S-1 (No. 333-256756) that included a preliminary prospectus and was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2021, which the SEC has declared effective. The preliminary prospectus relating to and describing the terms of the offering may be obtained by visiting the SEC’s website at www.sec.gov or from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Equity Capital Markets at (800) 678-9147 or by email at rothecm@roth.com. A final prospectus describing the final terms of the offering will be filed with the SEC and, when available, may be obtained by accessing the SEC’s website or by contacting Roth Capital Partners, LLC at the phone number and email address listed in the previous sentence.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FalconStor

FalconStor is a data protection technology company enabling enterprises to modernize their data backup and archival operations across multiple sites and public clouds. We deliver increased data security and provide fast recovery from ransomware attacks, while driving down an enterprise’s data storage footprint by up to 95%. As an established technology leader with 41 patents and patent applications, we have well over an exabyte of data under management and offer products that are used by more than 600 enterprise customers. Our products are offered through and supported by a worldwide network of leading service providers, systems integrators, resellers, managed services providers and original equipment manufacturers. To learn more, visit www.falconstor.com and stay connected with us on YouTube, Twitter, and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of FalconStor and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in FalconStor’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, FalconStor undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

For more information, contact:

FalconStor Software, Inc.

Brad Wolfe

Chief Financial Officer

brad.wolfe@falconstor.com

2